UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/25/2014

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36159

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On February 25, 2014, Stereotaxis, Inc. (the "Company") issued a press release (the "Earnings Press Release") setting forth its financial results for the fourth quarter of fiscal year 2013 and the year ended December 31, 2013. A copy of the Earnings Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

Item 7.01.    Regulation FD Disclosure

On February 25, 2014, the Company issued a press release (the "Japan Press Release") announcing that the Company entered into an agreement with Medix Japan, Inc. and Hokushin Medical Co. Ltd. to distribute its Niobe Magnetic Navigation System for cardiac ablations in Japan. A copy of the Japan Press Release is being filed as Exhibit 99.2 hereto, and the statements contained therein are incorporated by reference herein.

Forward Looking Statements and Additional Information

Statements are made herein or incorporated herein that are "forward-looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included or incorporated herein that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or the Company's future performance and are subject to risks, uncertainties and other important factors that could cause events or the Company's actual performance or achievements to be materially different than those projected by the Company. For a full discussion of these risks, uncertainties and factors, the Company encourages you to read its documents on file with the SEC. Except as required by law, the Company does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 2.02, Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events

Vdrive Duo System FDA Clearance

On February 6, 2014, the Company was granted 510(k) clearance by the Food and Drug Administration to market its Vdrive Duo system with V-Sono Intracardiac Echocardiography (ICE) catheter manipulator.

Earnings Release

Pursuant to the Earnings Press Release, on February 25, 2014, the Company announced the following 2013 fourth quarter and full year financial results:

Fourth Quarter 2013

        Total revenue of $9.1 million compared to $12.2 million in the prior year quarter, a 25.7% decline. System revenue of $2.7 million compared to $5.6 million in the 2012 fourth quarter and recurring revenue of $6.3 million compared to $6.6 million in the prior year fourth quarter.

        The Company recognized revenue of $2.3 million on three Niobe ES systems and one ES upgrade, $0.1 million on one Vdrive system and $0.3 million in Odyssey system sales.

        Ending capital backlog of $6.8 million.

        Operating expenses of $8.7 million compared to $8.8 million in the year ago period.

        Net loss of $4.0 million, or ($0.23) per share, compared to a net loss of $4.3 million, or ($0.55) per share, reported in the fourth quarter 2012.

        Cash burn of $1.4 million, compared to $0.1 million for the fourth quarter of 2012.

Full Year 2013

        Revenue of $38.0 million, compared to $46.6 million in the 12 months ended December 31, 2012. System revenue was $12.7 million on nine Niobe ES system sales in 2013, and recurring revenue was $25.3 million. This compares to $19.7 million and $26.9 million for system and recurring revenues, respectively, during 2012.

        Utilization companywide declined 11% compared to 2012.

        Operating expenses of $35.9 million, a 15% reduction compared to $42.4 million in 2012.

        Operating loss of $8.8 million, a 16.8% improvement from the prior year.

        The 2013 full year results included $54 million of charges reported as other expense and interest expense, related to a non-cash, mark-to-market adjustment and amortization of convertible debt discount as a result of transactions with convertible note holders and other equity investors. Including this charge, the net loss for the full year 2013 was $68.8 million, or ($5.95) per share, compared to a net loss of $9.2 million, or ($1.33) million per share, reported for full year 2012.

        Cash burn for 2013 was $6.3 million, compared to $12.2 million in the prior year, a 48% reduction.

Financial Position

At December 31, 2013, Stereotaxis had cash and cash equivalents of $13.8 million, compared to $8.4 million at September 30, 2013. During the fourth quarter, the Company received gross proceeds of approximately $10.2 million as a result of a subscription rights offering. At year end, total debt was $18.5 million related to HealthCare Royalty Partners debt.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1        Stereotaxis, Inc. Earnings Press Release dated February 25, 2014

99.2        Stereotaxis, Inc. Japan Press Release dated February 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: February 25, 2014	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Stereotaxis, Inc. Earnings Press Release dated February 25, 2014
EX-99.2	Stereotaxis, Inc. Japan Press Release dated February 25, 2014